Exhibit 99.1

[FORM OF PROXY-FRONT SIDE OF TOP PORTION]
You are cordially invited to attend our
2018 Special Meeting of Stockholders,
to be held at Latham & Watkins LLP
12670 High Bluff Drive, San Diego, California 92130
at 8:00 a.m., local time, on [ ], 2018.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice, Proxy Statement, Proxy Card and Form 10-K are available at www.proxyvote.com.

[FORM OF PROXY-REVERSE SIDE OF TOP PORTION]

PROXY	PROXY
APRICUS BIOSCIENCES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoint(s) Richard W. Pascoe, the lawful attorney and proxy of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Special Meeting of Stockholders of Apricus Biosciences, Inc. to be held at Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130 on [ ], 2018 at 8:00 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.
In accordance with his discretion, said attorney and proxy is authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy, which may properly come before the meeting.
This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no instructions are given, the shares will be voted FOR Proposal Nos. 1, 2, 3, 4, 5, 6, 7 and 8. Any prior proxy is hereby revoked.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

The Board of Directors recommends a vote FOR Proposal Nos. 1, 2, 3, 4, 5, 6, 7 and 8.
PROPOSAL NO. 1: To approve the Merger Agreement and the transactions contemplated thereby, including the merger and the issuance of the Company’s common stock to Seelos’ stockholders pursuant to the terms of the Merger Agreement.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 2: To approve a reverse stock split of the Company’s common stock, at a ratio of one post-split share for every thirty shares outstanding immediately prior to the reverse stock split.

FOR	AGAINST	ABSTAIN

Exhibit 99.1

PROPOSAL NO. 3: To approve an amendment to the Company’s amended and restated articles of incorporation changing the Company’s corporate name to "Seelos Therapeutics, Inc."

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 4: To approve an amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of the Company’s common stock to a total number of 120,000,000 shares.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 5: To approve an amendment and restatement of the Company’s 2012 Stock Long Term Incentive Plan ("2012 Plan") to, among other things, increase the total number of shares of the Company’s common stock currently available for issuance under the 2012 Plan by 9,200,000 million shares, prior to giving effect to the reverse split to be effected in connection with the merger.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 6: To approve the issuance of: (a) shares of the Company’s common stock upon the exercise of the Investor Warrants to be issued in the Pre-Merger Financing, and (b) additional shares of the Company’s common stock that may be issued following the closing of the Pre-Merger Financing, in each case pursuant to the Securities Purchase Agreement and as required by and in accordance with Nasdaq Listing Rule 5635.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 7: To approve, on a non-binding, advisory basis, the compensation that will be paid or may become payable to the Company’s named executive officers in connection with the merger.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 8: To consider and vote upon an adjournment of the special meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 or 2.

FOR	AGAINST	ABSTAIN

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon.
When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

FORM OF PROXY DETACHABLE PROXY CARD
APRICUS BIOSCIENCES, INC.
11975 El Camino Real, Suite 300
San Diego, CA 92130
There are three ways to vote your Proxy.
Your telephone or Internet vote authorizes the Named Proxy to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Exhibit 99.1

VOTE BY PHONE – TOLL FREE – 1-800-690-6903 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 P.M. Eastern Time on [ ], 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY INTERNET – www.proxyvote.com – QUICK *** EASY *** IMMEDIATE

•
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [ ], 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Apricus Biosciences, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
If you vote by Phone or Internet, please do not mail your Proxy Card.
Please detach here